                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              July 21, 1999
                                                                        CC99-38

Contacts:
Investor Relations           Media Relations
Diana Matley                 Kevin Brett
408-433-4365                 408-433-7150


               LSI LOGIC REPORTS RECORD Q2 AND FIRST HALF 1999 REVENUES

                     - 1999 SECOND QUARTER FINANCIAL HIGHLIGHTS -


[ ] Record Q2 revenues of $501 million; exceeds $500 million mark for the first time in a quarter.

[ ] Q2 revenues up 49 percent compared to Q2 1998.

[ ] Sixth quarter of sequential revenue growth; up 8 percent from the $464 million in Q1 1999.

[ ] Per share EBG* was 21 cents, compared to First Call consensus estimate of 18 cents.

[ ] Gross margin expands to 37.2 percent; operating expenses decline.

[ ] Cash and short-term investments grow from $291 million in Q1 to $345 million in Q2.

* Earnings before goodwill amortization and special items.

           LSI LOGIC REPORTS 49 PERCENT Q2 REVENUE GROWTH OVER Q2 1998

MILPITAS, CALIFORNIA - LSI Logic Corporation (NYSE:LSI) today reported 1999 second quarter revenues of $501 million, a 49 percent increase over the $336 million posted in the second quarter of 1998.

The 1999 second quarter revenues were also 8 percent higher than the $464 million reported in the first quarter of this year, marking the sixth quarter of sequential sales growth.

Net income before amortization of goodwill and other special items was $31 million or 21 cents a diluted share, up from $11 million or 8 cents a diluted share in the first quarter. The second quarter net income figure declined slightly from the $33 million or 23 cents a diluted share in the second quarter of 1998.

Gross margin improved to 37.2 percent in the second quarter from the 34.9 percent in the first quarter of the year. Operating expenses declined as a percentage of revenues, and cash and short-term investments grew from $291 million in the first quarter of 1999 to $345 million in the second quarter.

"LSI Logic is now on a $2 billion annual run rate and we are growing faster than the global semiconductor industry," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "We are successfully executing our Internet-driven business strategy of providing system-on-a-chip solutions for our high-volume customers competing in high-growth vertical markets."

LSI Logic reported record first half revenues of $965 million in the first six months of 1999, up 44 percent from $669 million in the first half of 1998. First half net income before goodwill amortization and other special items was $42 million or 28 cents a diluted share, compared to $65 million or 45 cents a diluted share.

                        LSI LOGIC GLOBAL MARKET OVERVIEW

"We are well on our way to achieving the goals in our financial model," said Doug Norby, LSI Logic executive vice president and chief financial officer. "Our revenues grew. Our gross margin expanded. Operating expenses fell. Our cash position strengthened."

During the second quarter, the company took steps to enhance its product portfolio by means of the $106 million acquisition of SEEQ Technology, Inc.

"We are continually exploring strategic acquisitions that build upon our existing intellectual property library and increase LSI Logic's leadership position in our designated high-growth vertical markets," said John Daane, LSI Logic executive vice president of Communications, Computer and ASIC Products. "The SEEQ acquisition immediately bolstered our product offerings for customers competing in the networking space."

"We are seeing renewed strength in the Asian economies and China is emerging as a major consumer market for LSI Logic," said Elie Antoun, LSI Logic executive vice president for Consumer Products. "The second quarter for our Consumer Division was sequentially higher than the first quarter, and we expect the second half of the year to be stronger."

             SECOND QUARTER 1999 BUSINESS AND TECHNOLOGY HIGHLIGHTS

[ ] LSI Logic was the No. 1 performing S&P 500 common stock in the first half of 1999, growing 189 percent in that time period.

[ ] LSI Logic completed the $106 million acquisition of SEEQ Technology, Inc., a leading semiconductor designer of data communications devices for the Internet-driven networking market.

[ ] LSI Logic and Silterra (Malaysia) announced a technology licensing and manufacturing relationship, valued at $120 million to LSI Logic.

[ ] LSI Logic delivered its 500th CoreWare design to a high-volume customer, just five years after introducing the landmark design process that makes system-on-a chip solutions a reality for a wide variety of customers competing in high-growth markets.

[ ] LSI Logic acquired ZSP Corporation, a leading-edge company developing high performance DSP products for customers competing in high-growth communications markets.

[ ] LSI Logic introduced the SC2000 Source Decoder, a fully integrated single-chip solution that enables sophisticated multimedia capabilities for a set-top box by supporting a full spectrum of video and audio utilizing multiple broadcast standards.

[ ] LSI Logic and the Tao Group entered into a strategic relationship in which Tao will mount its JBC Virtual Machine for running Java applications on LSI Logic's set-top box reference platforms.

[ ] LSI Logic and ARM announced the licensing of the ARM9E processor core from ARM to LSI Logic. The processor core combines both control and digital signal processing (DSP) capabilities in a single-processor architecture.

[ ] Cabletron Systems selected LSI Logic's GigaBlaze(R) system-on-a-chip ASIC transceiver core for SmartSwitch, Cabletron's highest capacity ATM switch for core networks.

[ ] LSI Logic introduced a portfolio of Ultra3 SCSI solutions for next-generation desktop, workstation and server systems. The product offerings include rich host controller standard products, host adapter boards and bus expanders.

[ ] LSI Logic unveiled the PCI Fibre Channel SAN controller standard product to meet the increased demand for networked storage and cluster resources also known as Storage Area Networks (SANs).

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: Statements in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand and the achievement of revenue objectives by the company. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions and the integration of acquired entities. The extent to which the company's plans for future cost reductions are realized also may impact its future performance. The company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.

LSI Logic Corporation(NYSE:LSI), The System on a Chip Company(R), is a leading supplier of custom high-performance semiconductors with operations worldwide. The company enables customers to build complete systems on a single chip with its CoreWare design program, thereby increasing performance, lowering system costs and accelerating time to market. LSI Logic develops application-optimized products in partnership with trendsetting customers and operates leading edge, high-volume manufacturing facilities to produce submicron chips. The company maintains a high level of quality, as demonstrated by its ISO 9000 certifications. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, www.lsilogic.com.

CoreWare, GigaBlaze and The System on a Chip Company are registered trademarks of LSI Logic. Java is a trademark of Sun Microsystems Inc. AREM9E is a trademark of ARM Limited.


                                   # # # # # #

                              LSI LOGIC CORPORATION
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                  Three Months Ended              Six Months Ended
                                               -------------------------      ------------------------
                                                 June 30,      June 30,       June 30,       June 30,
                                                   1999          1998            1999         1998
                                                ---------      ---------      ---------      ---------
Revenues                                        $ 501,012      $ 336,272      $ 964,629      $ 669,002
                                                ---------      ---------      ---------      ---------

Costs and expenses:
    Cost of revenues                              314,398        179,844        616,289        367,392
    Research and development                       75,046         65,943        151,569        130,857
    Selling, general and administrative            62,783         52,404        124,272         97,601
                                                ---------      ---------      ---------      ---------

        Total costs and expenses                  452,227        298,191        892,130        595,850
                                                ---------      ---------      ---------      ---------

Income from operations                             48,785         38,081         72,499         73,152

Interest expense                                   (9,620)           (95)       (20,200)          (175)
Interest income and other                           2,459          5,470          4,195         13,480
                                                ---------      ---------      ---------      ---------

Income before income taxes                         41,624         43,456         56,494         86,457
Provision for income taxes                         10,406         10,864         14,124         21,614
                                                ---------      ---------      ---------      ---------

Pro forma net income                            $  31,218      $  32,592      $  42,370      $  64,843
                                                ---------      ---------      ---------      ---------

Pro forma earnings per share:
    Basic                                       $    0.21      $    0.23      $    0.29      $    0.45
                                                ---------      ---------      ---------      ---------

    Diluted                                     $    0.21      $    0.23      $    0.28      $    0.45
                                                ---------      ---------      ---------      ---------

Shares used in computing per share amounts:
    Basic                                         145,622        143,168        144,883        142,868
                                                ---------      ---------      ---------      ---------

    Diluted                                       151,947        144,719        149,614        144,377
                                                ---------      ---------      ---------      ---------

Pro forma net income is intended to present the Company's operating results, excluding amortization of goodwill and special items, for the three and six-month periods ended June 30, 1999 and 1998. During the three-month period ended June 30, 1999, the special items were acquired in-process research and development related to the acquisition of a non-public technology company and expenses related to the merger with Seeq Technology, Inc. During the six-month period ended June 30, 1999, the special items also included the reversal of restructuring reserves and the cumulative effect of change in accounting principle in addition to the items included in the three-month period ended June 30, 1999. During the three and six-month periods ended June 30, 1998, there were no special items other than amortization of goodwill.

The Company reported an overall tax provision of $7,530 and $10,691 for the three-month periods ended June 30, 1999 and 1998, respectively, and $9,160 and $20,890 for the six-month periods ended June 30, 1999 and 1998, respectively. However, the pro forma statements include a provision of $10,406 and $10,864 for the three-month periods ended June 30, 1999 and 1998 and $14,124 and $21,614 for the six-month periods ended June 30, 1999 and 1998, respectively, using the Company's normal 25% tax rate to calculate pro forma net income.

A reconciliation from pro forma net income to the reported results is presented on the following page. The format presented above is not in accordance with Generally Accepted Accounting Principles.

                              LSI LOGIC CORPORATION
           RECONCILIATION OF PRO FORMA NET INCOME TO REPORTED RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                    Three Months Ended              Six Months Ended
                                                                --------------------------      --------------------------
                                                                 June 30,         June 30,       June 30,        June 30,
                                                                   1999            1998            1999           1998
                                                                ---------      -----------      ---------      -----------
Pro forma net income                                            $  31,218      $    32,592      $  42,370      $    64,843
                                                                ---------      -----------      ---------      -----------
Amortization of goodwill and special items:
    Amortization of goodwill                                      (11,815)          (1,386)       (23,022)          (2,772)
    Acquired in-process research and development                   (4,600)              --         (4,600)              --
    Restructuring of operations and merger related expenses        (7,848)              --         (5,871)              --
    Tax benefit                                                     2,876              173          4,964              724
                                                                ---------      -----------      ---------      -----------
        Total amortization of goodwill and special items          (21,387)          (1,213)       (28,529)          (2,048)

Income before cumulative effect of change in accounting
    principle                                                       9,831           31,379         13,841           62,795

Cumulative effect of change in accounting principle                    --               --        (91,774)              --
                                                                ---------      -----------      ---------      -----------
Net income/(loss)                                               $   9,831      $    31,379      $ (77,933)     $    62,795
                                                                ---------      -----------      ---------      -----------

Basic earnings per share:
    Pro forma net income                                        $    0.21      $      0.23      $    0.29      $      0.45
    Amortization of goodwill and special items *                    (0.14)           (0.01)         (0.19)           (0.01)
                                                                ---------      -----------      ---------      -----------
    Income before cumulative effect of change in
      accounting principle                                           0.07             0.22           0.10             0.44
                                                                ---------      -----------      ---------      -----------
    Cumulative effect of change in accounting principle                --               --          (0.64)              --
    Net income/(loss)                                           $    0.07      $      0.22      $   (0.54)     $      0.44
                                                                ---------      -----------      ---------      -----------

Diluted earnings per share:
    Pro forma net income                                        $    0.21      $      0.23      $    0.28      $      0.45
    Amortization of goodwill and special items *                    (0.15)           (0.01)         (0.19)           (0.02)
                                                                ---------      -----------      ---------      -----------
    Income before cumulative effect of change in
      accounting principle                                           0.06             0.22           0.09             0.43
    Cumulative effect of change in accounting principle                --               --          (0.61)              --
                                                                ---------      -----------      ---------      -----------
    Net income/(loss)                                           $    0.06      $      0.22      $   (0.52)     $      0.43
                                                                ---------      -----------      ---------      -----------

Shares used in computing per share amounts:
    Basic                                                         145,622          143,168        144,883          142,868
                                                                ---------      -----------      ---------      -----------
    Diluted                                                       151,947          144,719        149,614          144,377
                                                                ---------      -----------      ---------      -----------


* This line item includes rounding adjustments.

                              LSI LOGIC CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                           Three Months Ended              Six Months Ended
                                                                         ------------------------      ------------------------
                                                                          June 30,       June 30,      June 30,       June 30,
                                                                            1999          1998           1999           1998
                                                                         ---------      ---------      ---------      ---------
Revenues                                                                 $ 501,012      $ 336,272      $ 964,629      $ 669,002
                                                                         ---------      ---------      ---------      ---------
Costs and expenses:
    Cost of revenues                                                       314,398        179,844        616,289        367,392
    Research and development                                                75,046         65,943        151,569        130,857
    Selling, general and administrative                                     62,783         52,404        124,272         97,601
    Acquired in-process research and development                             4,600             --          4,600             --
    Restructuring of operations and merger related expenses                  7,848             --          5,871             --
    Amortization of intangibles                                             11,815          1,386         23,022          2,772
                                                                         ---------      ---------      ---------      ---------
                       Total costs and expenses                            476,490        299,577        925,623        598,622
                                                                         ---------      ---------      ---------      ---------

Income from operations                                                      24,522         36,695         39,006         70,380

Interest expense                                                            (9,620)           (95)       (20,200)          (175)
Interest income and other                                                    2,459          5,470          4,195         13,480
                                                                         ---------      ---------      ---------      ---------

Income before income taxes and cumulative effect of change
  in accounting principle                                                   17,361         42,070         23,001         83,685
Provision for income taxes                                                   7,530         10,691          9,160         20,890
                                                                         ---------      ---------      ---------      ---------

Income before cumulative effect of change in accounting principle            9,831         31,379         13,841         62,795

Cumulative effect of change in accounting principle                             --             --        (91,774)            --
                                                                         ---------      ---------      ---------      ---------

Net income/(loss)                                                            9,831         31,379        (77,933)        62,795
                                                                         ---------      ---------      ---------      ---------

Basic earnings per share:
    Income before cumulative effect of change in accounting principle    $    0.07      $    0.22      $    0.10      $    0.44
    Cumulative effect of change in accounting principle                         --             --          (0.64)            --
                                                                         ---------      ---------      ---------      ---------
    Net income/(loss)                                                    $    0.07      $    0.22      $   (0.54)     $    0.44
                                                                         ---------      ---------      ---------      ---------

Diluted earnings per share*                                              $    0.06      $    0.22      $    0.09      $    0.43
    Income before cumulative effect of change in accounting principle           --             --          (0.61)            --
                                                                         ---------      ---------      ---------      ---------
    Cumulative effect of change in accounting principle                  $    0.06      $    0.22      $   (0.52)     $    0.43
                                                                         ---------      ---------      ---------      ---------
    Net income/(loss)

Shares used in computing per share amounts:
    Basic                                                                  145,622        143,168        144,883        142,868
                                                                         ---------      ---------      ---------      ---------

    Diluted                                                                151,947        144,719        149,614        144,377
                                                                         ---------      ---------      ---------      ---------

Diluted earnings per share are based on average common and common equivalent shares outstanding that are dilutive. For the three and six-month periods ended June 30, 1999, common equivalent shares of 11,004 and 6,244 and interest expense of $2,780 and $3,085 (net of taxes), respectively, associated with convertible debentures considered dilutive common stock equivalents were excluded from the computation of diluted earnings per share as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (IN MILLIONS)
                                   (UNAUDITED)


                                                          June 30,   December 31,
ASSETS                                                     1999         1998
                                                         ----------   ----------
Current assets:
    Cash and short-term investments                      $    345.2   $    291.5
    Accounts receivable, net                                  333.8        249.1
    Inventories                                               191.5        181.4
    Prepaid expenses and other current assets                 106.7        115.0
                                                         ----------   ----------

        Total current assets                                  977.2        837.0

Property and equipment, net                                 1,246.5      1,486.2
Goodwill and other intangibles                                316.7        332.8
Other assets                                                  215.3        167.8
                                                         ----------   ----------

        Total assets                                     $  2,755.7   $  2,823.8
                                                         ----------   ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current liabilities                                  $    386.7        410.5
    Current portion of long-term debt, capital lease
        obligations and short-term borrowings                  72.1        187.8
                                                         ----------   ----------

        Total current liabilities                             458.8        598.3

Long-term debt, capital lease obligations and
        other noncurrent liabilities                          805.7        695.8
                                                         ----------   ----------

        Total liabilities                                   1,264.5      1,294.1

Minority interest in consolidated subsidiaries                  5.1          5.2
                                                         ----------   ----------

Stockholders' equity:
    Common stock                                            1,160.9      1,136.6
    Retained earnings                                         290.4        368.4
    Accumulated other comprehensive income                     34.8         19.5
                                                         ----------   ----------

        Total stockholders' equity                          1,486.1      1,524.5
                                                         ----------   ----------

        Total liabilities and stockholders' equity       $  2,755.7   $  2,823.8
                                                         ----------   ----------